EXHIBIT INDEX


Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3

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Exhibit A:

Augusta Partners, L.P. ("the Partnership")
Exhibits/Attachments to Form N-SAR
June 30, 1999
File Number:  811-07641
CIK Number:  0001015658

Item 77O


Date               Principal                   Amount
Purchased           Amount        Price/      Purchased
AND  Issue        of Offering     Spread       by Fund

03/18/99
Ivillage, Inc.       3.65 mm                     5,000
                     shares       $24/1.68       shares

02/11/99
Insurance Mgmt.
Solutions Group/     3.35 mm                     5,000
Common Stock          Shares     $11/0.77        shares

02/11/99
Prodigy
Communications       8 mm        $15/1.0125      10,000
Corp.                shares                      shares

02/04/99
Albany Molecular     2.5 mm      $20/$1.40        5,000
Research, Inc.                                   shares

02/08/99
Mede America Corp/  4,615,400    $13 / 0.91       4,055
Common Stock         shares                      shares

01/22/99
Nvidia/             3,500,000    $12 / 0.84      6,000
Common Stock         shares                     shares

05/05/99
Northpoint
Communications      15,000,000   $24 / 1.68     30,000
Group, Inc./          shares                    shares
Common Stock

05/04/99
Goldman Sachs       69,000,000   $53 / $2.25    50,000
Group, Inc.           shares                    shares

04/05/99
PLX Technology,Inc./  3,300,000  $9.00 / 0.63   5,000
                       Shares                   shares

04/23/99
Softnet Systems,Inc.  4,000,000  $33 / 1.98     5,000
                        Shares                 shares

06/23/99
TD Waterhouse          42 mm     $24 / $1.14    10,000
                       Shares                   shares